Exhibit 10.1

lululemon ____ Store Support Centre 1818 Cornwall Ave. Vancouver BC Canada V6J 1C7 ____ P. 1 604 732 6124 F. 1 604 874 6124 lululemon.com
October 26, 2020

STRICTLY PRIVATE AND CONFIDENTIAL
Celeste Burgoyne

Re: Second Amending Agreement

Dear Celeste:

As you know, you and lululemon are parties to an executive employment agreement dated November 30, 2016, as amended by the First Amending Agreement dated April 25, 2019 (the “Employment Agreement”). We now write to confirm the amendments to the Employment Agreement as discussed. Therefore, for good and valuable consideration, including but not limited to the payment of fifty dollars ($50.00) from the Company to you, your acceptance of the terms set out in this letter (the “Second Amending Agreement”) by signing where indicated below will implement the following amendments to the Employment Agreement:

1.Section 1.01 of the Employment Agreement is amended by adding the following new definition: ““Second Amendment Date” means October 27, 2020.”

2.Section 2.01(1) of the Employment Agreement is amended by adding the following sentence at the end of the section: “The Executive's position will be President, Americas and Global Guest Innovation starting on the Second Amendment Date.”

3.Section 2.01(3) of the Employment Agreement is amended by adding the following sentence at the end of the section: “The Executive shall perform duties and responsibilities as are normally provided by a President, Americas and Global Guest Innovation of a corporation in a business and of a size similar to the Company and such other duties and responsibilities as may reasonably be assigned from time to time, subject always to the control and direction of the Chief Executive Officer, starting on the Second Amendment Date.”

Except as expressly amended by this Second Amending Agreement, we confirm that all other terms and conditions of your employment will remain as set out in the Employment Agreement, including without limitation the termination provisions contained therein.

Yours truly,

lululemon athletica inc.

	By:	/s/ CALVIN MCDONALD
Calvin McDonald, Chief Executive Officer

AGREED AND ACCEPTED:
	By:	/s/ CELESTE BURGOYNE	October 28, 2020
		Celeste Burgoyne	Date